Exhibit 99.1

Verra Mobility Announces Second Quarter Financial Results

•
Total revenue of $187.5 million
•
Net income of $29.6 million
•
Generated cash flows from operations of $65.1 million
•
Held inaugural investor day at which management highlighted its growth strategy, long-term outlook and increased financial guidance for 2022

Mesa, AZ, August 3, 2022 – Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the quarter ended June 30, 2022.

“This is an incredibly exciting time for the Company,” said David Roberts, President and CEO, Verra Mobility. “Operationally, our businesses are generating very strong results fueled by favorable secular trends including robust travel demand that is driving improved performance in our Commercial Services business. Moreover, we had the opportunity to communicate our long-term growth strategy, financial outlook and capital allocation priorities at our inaugural investor day, which demonstrates the conviction we have in both the growth strategy and predictability of our business going forward.”

Second Quarter 2022 Financial Highlights

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Revenue: Total revenue for the second quarter of 2022 was $187.5 million, an increase of 46% compared to $128.7 million for the second quarter of 2021. Organic service revenue growth was 26% which was mainly due to increase in travel volume and related tolling activity in the Commercial Services segment, and the organic growth in our Government Solutions segment which was 23%, driven by the school zone speed expansion. The recently acquired Redflex and T2 Systems contributed approximately $29 million to service revenue growth.
•
Net income: Net income for the second quarter of 2022 was $29.6 million, or $0.15 per share based on 160.3 million diluted weighted average shares outstanding. Net income for the comparable 2021 period was $4.0 million, or $0.02 per share, based on 166.0 million diluted weighted average shares outstanding.
•
Adjusted Earnings Per Share (EPS): Adjusted EPS for the second quarter of 2022 was $0.29 per share compared to $0.10 per share for the second quarter of 2021.
•
Adjusted EBITDA: Adjusted EBITDA was $88.8 million for the second quarter of 2022 compared to $68.6 million for the same period last year. Adjusted EBITDA margin was 47% of total revenue for 2022 and 53% for 2021.

We report our results of operations based on three operating segments:

•
Commercial Services offers automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.
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Government Solutions delivers automated safety solutions to municipalities, school districts and government agencies, including services and technology that enable photo enforcement related to speed, red-light, school bus and city bus lane management.
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Parking Solutions provides an integrated suite of parking software and hardware solutions to universities, municipalities, parking operators, healthcare facilities and transportation hubs in the United States and Canada.

Second Quarter 2022 Segment Detail

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The Commercial Services segment generated total revenue of $84.9 million, a 28% increase compared to $66.5 million in the same period in 2021. Segment profit was $56.4 million, a 32% increase from $42.7 million in the prior year. The increases in revenue and profit resulted from increased travel volume and related tolling activity in 2022 compared to the prior period. The segment profit margin was 66% for 2022 and 64% for the same period in 2021.
•
The Government Solutions segment generated total revenue of $83.5 million, a 34% increase compared to $62.2 million in the same period in 2021. The increase was mainly due to the inclusion of Redflex operations for the full three-month period compared to only 12 days in the comparable 2021 period, and from organic growth in service revenue in the current period. The segment profit was $29.5 million, a 16% increase from $25.5 million in the prior year. The segment profit margin was 35% for 2022 and 41% for 2021.
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The Parking Solutions segment generated total revenue of $19.1 million with no comparable amounts in the prior year. The segment profit was $2.8 million with a profit margin of 15% for 2022.

First Half of 2022 Financial Highlights

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Revenue: Total revenue for the first half of 2022 was $357.9 million, an increase of 64% compared to $218.5 million for the first half of 2021. Organic service revenue growth was 34% which was mainly due to increase in travel volume and related tolling activity in the Commercial Services segment, and the organic service revenue growth in our Government Solutions segment which was 25%, driven by the school zone speed expansion. The recently acquired Redflex and T2 Systems contributed approximately $60 million to service revenue growth. In addition, product sales increased in 2022 by $9.9 million compared to 2021.
•
Net income (loss): Net income for the first half of 2022 was $39.7 million, or $0.23 per share, based on 161.5 million diluted weighted average shares outstanding. Net loss for the comparable 2021 period was $4.9 million, or $0.03 loss per share, based on 162.3 million diluted weighted average shares outstanding.
•
Adjusted EBITDA: Adjusted EBITDA was $164.1 million for the first half of 2022, compared to $108.9 million in the first half of 2021. Adjusted EBITDA margin was 46% of total revenue for the first half of 2022 and 50% for 2021.

Liquidity: As of June 30, 2022, cash and cash equivalents were $86.4 million and we generated $65.1 million and $96.4 million, respectively, in cash flows from operations for the three and six months ended June 30, 2022.

Share Repurchases:

On May 7, 2022, our Board of Directors authorized a share repurchase program for up to an aggregate amount of $125.0 million of our outstanding shares of Class A Common Stock over the next 12 months from time to time in open market transactions, accelerated share repurchases (“ASR”) or in privately negotiated transactions, each as permitted under applicable rules and regulations, any of which may use pre-arranged trading plans that are designed to meet the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”).

On May 12, 2022, we paid $50.0 million, which represented the aggregate amount authorized for an ASR, and received an initial delivery of 2,739,726 shares of our Class A Common Stock in accordance with an ASR agreement with a third-party financial institution. The final settlement is expected to occur during the third quarter of fiscal year 2022, at which time, a volume-weighted average price calculation over the term of the ASR agreement will be used to determine the final number and the average price of shares repurchased and retired. In addition, we paid $5.2 million and repurchased 336,153 shares of our Class A Common Stock through open market transactions during the second quarter of fiscal year 2022. Our Board of Directors authorized an aggregate purchase amount of $75 million related to the open market repurchases, of which $69.8 million is available for future repurchases as of June 30, 2022. We used existing cash on hand to fund share repurchases in the second quarter of 2022.

Our share repurchases in the future depends on a number of factors, including our financial condition, capital requirements, cash flows, results of operations, future business prospects and other factors our management may deem relevant. The timing, volume and nature of such repurchases are subject to market conditions, applicable securities laws and other factors and may be amended, suspended or discontinued at any time.

2022 Full Year Guidance

Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain of those factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release. In addition, our recent acquisition of T2 Systems includes preliminary allocation of the fair values of assets acquired and liabilities assumed as of the acquisition date. Purchase price allocations are subject to change within the measurement period (up to one year from the acquisition date).

Pursuant to the press release issued on July 19, 2022 in conjunction with our investor day, we increased our full-year guidance for total revenue and adjusted EBITDA. The aforementioned new guidance ranges as previously disclosed are summarized below:

Total revenue $720 million - $740 million

Adjusted EBITDA $325 million - $335 million

Conference Call Details

Date: August 3, 2022

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

U.S. and Canadian Callers Dial-in: 1-800-289-0720

Outside of U.S. and Canada Dial-in: 1-323-701-0160 for international callers with conference ID #1070500

Webcast Information: Available live in the “Investor Relations” section of our website at http://ir.verramobility.com.

An audio replay of the call will also be available until 11:59 p.m. ET on August 17, 2022, by dialing 1-844-512-2921 for the U.S. or Canada, and 1-412-317-6671 for international callers and entering passcode #1070500. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is a leading provider of smart mobility technology solutions that make transportation safer, smarter and more connected. The Company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility and support healthier communities. The Company also solves complex payment, utilization and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in North America, Europe, Asia and Australia. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of our strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2022 financial and operational metrics. Forward-looking statements involve risks and uncertainties and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) customer concentration in our Commercial Services and Government Solutions segments; (3) decreases in the prevalence of automated and other similar methods of photo enforcement, parking solutions or the use of tolling; (4) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (5) decreased interest in outsourcing from our customers; (6) our ability to properly perform under our contracts and otherwise satisfy our customers; (7) our ability to compete in a highly competitive and rapidly evolving market; (8) our ability to keep up with technological developments and changing customer preferences; (9) the success of our new products and changes to existing products and services; (10) our ability to successfully integrate our recent or future acquisitions; (11) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (12) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we also disclose certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS and Adjusted EBITDA Margin are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

We are not providing a quantitative reconciliation of Adjusted EBITDA included in our 2022 financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use these non-GAAP financial metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition, we also believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. These non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for net income (loss), cash flows from operations, earnings per share or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Adjusted EBITDA Margin

We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands, except per share data)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$86,392	$101,283
Restricted cash	4,169	3,149
Accounts receivable (net of allowance for credit losses of $17.1 million and $12.1 million at June 30, 2022 and December 31, 2021, respectively)	172,816	160,979
Unbilled receivables	33,830	29,109
Inventory, net	16,549	12,093
Prepaid expenses and other current assets	34,615	41,456
Total current assets	348,371	348,069
Installation and service parts, net	15,381	13,332
Property and equipment, net	102,755	96,066
Operating lease assets	38,146	38,862
Intangible assets, net	429,813	487,299
Goodwill	832,811	838,867
Other non-current assets	12,583	14,561
Total assets	$1,779,860	$1,837,056
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$69,107	$67,556
Deferred revenue	29,743	27,141
Accrued liabilities	49,596	38,435
Tax receivable agreement liability, current portion	5,107	5,107
Current portion of long-term debt	11,952	36,952
Total current liabilities	165,505	175,191
Long-term debt, net of current portion	1,205,169	1,206,802
Operating lease liabilities, net of current portion	34,347	34,984
Tax receivable agreement liability, net of current portion	55,650	56,615
Private placement warrant liabilities	35,600	38,466
Asset retirement obligation	12,045	11,824
Deferred tax liabilities, net	21,829	47,524
Other long-term liabilities	5,492	5,686
Total liabilities	1,535,637	1,577,092
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	15	16
Common stock contingent consideration	36,575	36,575
Additional paid-in capital	311,252	309,883
Accumulated deficit	(90,852)	(81,416)
Accumulated other comprehensive loss	(12,767)	(5,094)
Total stockholders' equity	244,223	259,964
Total liabilities and stockholders' equity	$1,779,860	$1,837,056

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
($ in thousands, except per share data)
Service revenue	$174,502	$116,426	$335,636	$206,189
Product sales	12,985	12,231	22,236	12,326
Total revenue	187,487	128,657	357,872	218,515
Cost of service revenue	3,713	1,332	7,492	2,212
Cost of product sales	8,326	6,144	14,321	6,171
Operating expenses	55,196	36,434	106,259	66,926
Selling, general and administrative expenses	40,152	26,229	81,787	54,672
Depreciation, amortization and (gain) loss on disposal of assets, net	34,939	27,012	70,846	55,277
Total costs and expenses	142,326	97,151	280,705	185,258
Income from operations	45,161	31,506	77,167	33,257
Interest expense, net	14,485	11,680	28,764	20,844
Change in fair value of private placement warrants	(6,600)	8,067	(2,866)	10,134
Tax receivable agreement liability adjustment	(965)	1,661	(965)	1,661
Loss on extinguishment of debt	—	—	—	5,334
Other income, net	(4,039)	(2,798)	(6,905)	(5,811)
Total other expenses	2,881	18,610	18,028	32,162
Income before income taxes	42,280	12,896	59,139	1,095
Income tax provision	12,639	8,904	19,458	6,018
Net income (loss)	$29,641	$3,992	$39,681	$(4,923)
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(10,381)	351	(7,673)	161
Total comprehensive income (loss)	$19,260	$4,343	$32,008	$(4,762)
Net income (loss) per share:
Basic	$0.19	$0.02	$0.26	$(0.03)
Diluted	$0.15	$0.02	$0.23	$(0.03)
Weighted average shares outstanding:
Basic	154,694	162,378	155,408	162,338
Diluted	160,344	166,028	161,507	162,338

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,
($ in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income	$29,641	$3,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,540	27,013
Amortization of deferred financing costs and discounts	1,387	1,129
Change in fair value of private placement warrants	(6,600)	8,067
Tax receivable agreement liability adjustment	(965)	1,661
Credit loss expense	3,531	1,461
Deferred income taxes	3,071	(1,106)
Stock-based compensation	4,566	3,573
Other	406	124
Changes in operating assets and liabilities:
Accounts receivable, net	(4,812)	(16,298)
Unbilled receivables	5,347	(1,239)
Inventory, net	(1,675)	1,614
Prepaid expenses and other assets	696	(2,529)
Deferred revenue	2,871	2,190
Accounts payable and other current liabilities	2,188	(183)
Other liabilities	(9,064)	(1,004)
Net cash provided by operating activities	65,128	28,465
Cash Flows from Investing Activities:
Acquisition of business, net of cash and restricted cash acquired	—	(107,004)
Payment of contingent consideration	(235)	—
Purchases of installation and service parts and property and equipment	(11,246)	(4,553)
Cash proceeds from the sale of assets	47	103
Net cash used in investing activities	(11,434)	(111,454)
Cash Flows from Financing Activities:
Repayment of long-term debt	(2,255)	(15,639)
Payment of debt issuance costs	(192)	(775)
Payment of debt extinguishment costs	—	(462)
Share repurchases and retirement	(55,281)	—
Proceeds from exercise of stock options	66	87
Payment of employee tax withholding related to RSUs vesting	(203)	(96)
Net cash used in financing activities	(57,865)	(16,885)
Effect of exchange rate changes on cash and cash equivalents	(2,661)	(45)
Net decrease in cash, cash equivalents and restricted cash	(6,832)	(99,919)
Cash, cash equivalents and restricted cash - beginning of period	97,393	250,424
Cash, cash equivalents and restricted cash - end of period	$90,561	$150,505

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
($ in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$39,681	$(4,923)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	70,215	55,227
Amortization of deferred financing costs and discounts	2,693	2,722
Change in fair value of private placement warrants	(2,866)	10,134
Tax receivable agreement liability adjustment	(965)	1,661
Loss on extinguishment of debt	—	5,334
Credit loss expense	7,036	3,863
Deferred income taxes	(15,700)	(825)
Stock-based compensation	9,012	6,481
Other	760	257
Changes in operating assets and liabilities:
Accounts receivable, net	(19,112)	(42,970)
Unbilled receivables	(4,918)	(2,098)
Inventory, net	(7,397)	923
Prepaid expenses and other assets	8,931	(2,100)
Deferred revenue	2,917	2,146
Accounts payable and other current liabilities	1,711	2,191
Other liabilities	4,377	(545)
Net cash provided by operating activities	96,375	37,478
Cash Flows from Investing Activities:
Acquisition of business, net of cash and restricted cash acquired	—	(107,004)
Payment of contingent consideration	(647)	—
Purchases of installation and service parts and property and equipment	(22,724)	(8,257)
Cash proceeds from the sale of assets	72	159
Net cash used in investing activities	(23,299)	(115,102)
Cash Flows from Financing Activities:
Repayment on the revolver	(25,000)	—
Borrowings of long-term debt	—	996,750
Repayment of long-term debt	(4,510)	(881,281)
Payment of debt issuance costs	(246)	(6,507)
Payment of debt extinguishment costs	—	(1,066)
Share repurchases and retirement	(55,281)	—
Proceeds from exercise of stock options	159	87
Payment of employee tax withholding related to RSUs vesting	(1,639)	(953)
Net cash (used in) provided by financing activities	(86,517)	107,030
Effect of exchange rate changes on cash and cash equivalents	(430)	207
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,871)	29,613
Cash, cash equivalents and restricted cash - beginning of period	104,432	120,892
Cash, cash equivalents and restricted cash - end of period	$90,561	$150,505

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Net income (loss)	$29,641	$3,992	$39,681	$(4,923)
Interest expense, net	14,485	11,680	28,764	20,844
Income tax provision	12,639	8,904	19,458	6,018
Depreciation and amortization	34,540	27,013	70,215	55,227
EBITDA	91,305	51,589	158,118	77,166
Transaction and other related expenses (i)	273	3,306	489	7,432
Transformation expenses	180	362	266	694
Change in fair value of private placement warrants (ii)	(6,600)	8,067	(2,866)	10,134
Tax receivable agreement liability adjustment (iii)	(965)	1,661	(965)	1,661
Loss on extinguishment of debt (iv)	—	—	—	5,334
Stock-based compensation (v)	4,566	3,573	9,012	6,481
Adjusted EBITDA	$88,759	$68,558	$164,054	$108,902

(i)
Transaction and other related expenses incurred in the three and six months ended June 30, 2021 primarily relate to costs for the acquisition of Redflex Holdings Limited and certain costs for the debt offering of senior unsecured notes and refinancing the first lien term loan during the period.
(ii)
This consists of adjustments to the private placement warrants liability from the re-measurement to fair value at the end of each reporting period.
(iii)
The TRA liability adjustment in 2022 is arising from lower estimated state tax rates due to changes in apportionment, whereas in 2021 it is arising from higher estimated state tax rates due to changes in statutory rates.
(iv)
The loss on extinguishment of debt in 2021 consists of a $4.0 million write-off of pre-existing deferred financing costs and discounts and $1.3 million of lender and third-party costs associated with the issuance of the 2021 first lien term loan.
(v)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$65,128	$28,465	$96,375	$37,478
Purchases of installation and service parts and property and equipment	(11,246)	(4,553)	(22,724)	(8,257)
Free cash flow	$53,882	$23,912	$73,651	$29,221

ADJUSTED EPS (Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2022	2021
Net income	$29,641	$3,992
Amortization of intangibles	27,175	21,242
Transaction and other related expenses	273	3,306
Transformation expenses	180	362
Change in fair value of private placement warrants	(6,600)	8,067
Tax receivable agreement liability adjustment	(965)	1,661
Stock-based compensation	4,566	3,573
Total adjustments before income tax effect	24,629	38,211
Income tax effect on adjustments	(7,362)	(26,383)
Total adjustments after income tax effect	17,267	11,828
Adjusted Net Income	$46,908	$15,820

Adjusted EPS	$0.29	$0.10
Diluted weighted average shares outstanding	160,344	166,028

The Adjusted Net Income and Adjusted EPS for the six months ended June 30, 2022 and 2021 were not presented as they were not meaningful due to the disproportionate effective tax rate for the six months ended June 30, 2021, as previously disclosed.

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com